Exhibit 99.1

NR 13-0202	Media Contact: Paul Gennaro SVP & Chief Communications Officer 212.973.3167 Paul.Gennaro@aecom.com	Investor Contact: Lynn Antipas Tyson SVP, Investor Relations 646.432.8428 Lynn.Tyson@aecom.com

AECOM reports first-quarter fiscal year 2013 results and announces new $500-million share repurchase authorization

Quarter Highlights

•                  Progress on working capital initiatives contributes to $67 million in operating cash flow and $54 million in free cash flow.

•                  Record backlog of $17.1 billion driven by strength in North America construction; book to burn of 1.3x.

•                  Key markets of transportation and energy contribute to $2 billion in revenue.

•                  Company invests $173 million to repurchase 8 million shares.

•                  Reported EPS of $0.36.

•                  Full-year target diluted EPS range of $2.40 to $2.50 with confidence in high end of range.

•                  Board authorizes $500 million for additional share repurchase.

LOS ANGELES (Feb. 5, 2013) — AECOM Technology Corporation (NYSE: ACM) reported first-quarter revenue of $2.0 billion, and revenue, net of other direct costs1, of $1.2 billion.  Operating income decreased 19.3%* largely driven by previously discussed actions taken to better align the cost structure of its Australia business in light of the country’s slowdown in mining.  These actions are factored into the company’s full-year EPS guidance.  Reported net income attributable to AECOM in the quarter was $38 million, and diluted earnings per share were $0.36 for the first quarter.

	First Quarter
($ in millions, except EPS)	Q1 FY12	Q1 FY13	YOY % Change
Gross Revenue	$2,029	$2,017	(0.6%)
Net Service Revenue[1]	$1,231	$1,245	1.2%
Operating Income	$77	$62	(19.3%)
Net Income[2]	$48	$38	(20.5%)
Earnings per Share[2]	$0.42	$0.36	(14.3%)
Operating Cash Flow	($6)	$67	NM
Free Cash Flow[3]	($25)	$54	NM

*All comparisons are year over year unless noted otherwise.

“We drove solid net service revenue improvement in Asia, Europe, management support services and in our civil infrastructure markets,” said John M. Dionisio, AECOM chairman and chief executive officer.  “We booked $2.7 billion in new wins and increased our backlog by 8% to $17.1 billion.  As expected, our results were negatively impacted by actions we took in Australia to align our business against the backdrop of a country-wide slowdown in mining.  Excluding Australia, operating income margins in our professional technical services segment were up, reflecting progress against our longer-term margin target through cost-containment initiatives and improved execution.  These results demonstrate that our diversified growth model, capital allocation strategy and performance culture are delivering as we work to further improve growth, profitability and liquidity.”

1AECOM’s revenue includes a significant amount of pass-through costs and, therefore, the company believes that revenue, net of other direct costs (net service revenue), which is a non-GAAP measure, also provides a meaningful perspective on its business results. See the accompanying reconciliation for a reconciliation of revenue, net of other direct costs, to revenue, the closest comparable GAAP measure.

2Attributable to AECOM.

3Free cash flow is defined as cash flow from operations less capital expenditures and is a non-GAAP measure. See the accompanying reconciliation for a reconciliation of free cash flow from operations, the closest comparable GAAP measure.

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“Our intense focus on improved returns and cash conversion enabled us to generate $54 million in free cash flow for the quarter,” said AECOM President Michael S. Burke.  “As a result of our liquidity and the effectiveness of our capital allocation strategy, we invested $173 million during the quarter to repurchase 8 million shares.  We also completed three niche acquisitions that strengthen our technical and end market expertise while also expanding our global footprint.”  Burke continued: “Confidence in our long-term outlook supports our board’s decision to approve an additional $500 million for share repurchase and also to target returning at least 50% of our free cash flow over the next two years to our shareholders.  Since the inception of our repurchase program in 2011, we have invested more than $435 million to repurchase 20 million shares, reducing our share count by 17%.”

New Wins and Backlog

During the quarter, new wins reached $2.7 billion, driven by strength in the company’s facilities and transportation end markets, particularly in North America.  Book to burn4 was 1.3x for the quarter, while total backlog at Dec. 31, 2012, was $17.1 billion.  These metrics demonstrate the underlying strength of AECOM’s business as clients increasingly turn to the company for its integrated service platform and global expertise.

Cash Flow

Cash flow from operations for the quarter was $67 million.  Free cash flow, which includes capital expenditures of $13 million, totaled $54 million.  The net contribution to free cash flow in the quarter from the sale of receivables was $51 million.  Days sales outstanding (DSOs) improved by 1.6 days to 94 in the quarter.  The company reconfirmed that it is well positioned to meet its fiscal 2013 target of generating free cash flow equal to or in excess of its net income.

Balance Sheet

As of Dec. 31, 2012, AECOM had $591 million of total cash and cash equivalents, $1.2 billion of debt and $1.05 billion in committed bank facilities with $855 million in unused capacity.

Business Segments

In addition to providing consolidated financial results, AECOM reports separate financial information for its two segments: Professional Technical Services (PTS) and Management Support Services (MSS).

Professional Technical Services

The PTS segment delivers planning, consulting, architecture and engineering design, and program and construction management services to institutional, commercial and public sector clients worldwide.

First-quarter revenue of $1.77 billion declined 2.0%, and revenue, net of other direct costs, declined by 0.6% to $1.09 billion as double-digit growth in Asia was offset by the challenging macroeconomic environment in Australia and the U.S.  Profitability declined by 14.7% as the business absorbed costs to right-size the Australia mining practice.  Excluding Australia, operating profit and margins improved, reflecting the benefits of operational improvement initiatives and growth.  Through the balance of the year, the company expects significant improvement in profitability in PTS as Australia completes its right-sizing actions and benefits from improved utilization.

Management Support Services

The MSS segment provides program and facilities management and maintenance, training, logistics, consulting, technical assistance and systems integration services, primarily for agencies of the U.S. government.

Revenue increased 10.9% to $246 million, and revenue, net of other direct costs, increased 16.4% to $151 million driven by growth in Asia and the Middle East.  Operating income declined 20.2% to $9.6 million, reflecting a lower contribution from unconsolidated joint ventures in the quarter.  The company expects full year operating income, on an adjusted basis 5, to double versus last year, which indicates a strong profit trajectory for the remainder of the year.

4 Book to burn is defined as the amount of new business divided by gross revenue recognized during the period.

5 Adjusted operating income excludes the impact of the goodwill impairment charge taken in fiscal 2012.

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Fiscal 2013 Outlook

AECOM’s target EPS range for fiscal 2013 is $2.40 to $2.50, and the company now has increased confidence in the high end of the range.  The impact of a lower full-year diluted share count and effective tax rate gives the company increased confidence in the high end of the range.  EPS guidance is based on a full-year diluted share count of 103 million shares, which reflects the impact of shares repurchased through the end of the first fiscal quarter.  The company now expects its full-year effective tax rate to be 27 percent, reflecting the retroactive adoption of research and development tax credits approved by the U.S. Congress in January 2013.

Through the year, the company expects sequential growth in profit margins in PTS supported by improved profitability in Australia as well as an improved profit trajectory in MSS.

Five-Year Free Cash Flow Target

AECOM confirms its five-year free cash flow target with a range of $1.3 billion to $1.8 billion.  This target is based on a range of assumptions related to growth, profitability and working capital requirements.

AECOM is hosting a conference call today at 11 a.m. EST, during which management will make a brief presentation focusing on the company’s results, strategies and operating trends.  Interested parties can listen to the conference call and view accompanying slides via webcast at www.aecom.com.  The webcast will be available for replay following the call.

About AECOM

AECOM is a global provider of professional technical and management support services to a broad range of markets, including transportation, facilities, environmental, energy, water and government.  With approximately 45,000 employees around the world, AECOM is a leader in all of the key markets that it serves.  AECOM provides a blend of global reach, local knowledge, innovation and technical excellence in delivering solutions that create, enhance and sustain the world’s built, natural, and social environments.  A Fortune 500 company, AECOM serves clients in more than 140 countries and had revenue of $8.2 billion during the 12 months ended Dec. 31, 2012.  More information on AECOM and its services can be found at www.aecom.com.

Forward-Looking Statements: All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue, profit margins, cash flows, share count or other financial items; any statements of the plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance.  Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.

Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in forward-looking statements include: uncertainties related to global economic conditions and funding, audits, modifications and termination of long-term government contracts; losses under fixed-price contracts; limited control over operations run through our joint venture entities; misconduct by our employees or consultants or our failure to comply with laws or regulations; failure to successfully execute our merger and acquisition strategy; the failure to retain and recruit key technical and management personnel; and unexpected adjustments and cancellations related to our backlog.  Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in our reports filed with the Securities and Exchange Commission.  We do not intend, and undertake no obligation, to update any forward-looking statement.

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This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”).  In particular, the company believes that non-GAAP financial measures such as revenue, net of other direct costs, backlog, and free cash flow also provide a meaningful perspective on its business results as the company utilizes this information to evaluate and manage the business.  This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

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AECOM Technology Corporation

Consolidated Statement of Income

(unaudited - in thousands, except per share data)

	Three Months Ended
	December 31, 2012	December 31, 2011	% Change

Revenue	$2,017,272	$2,029,180	-1%
Other direct costs	772,254	798,331	-3%
Revenue, net of other direct costs (non-GAAP)	1,245,018	1,230,849	1%
Cost of revenue, net of other direct costs	1,166,900	1,140,503	2%
Gross profit	78,118	90,346	-14%

Equity in earnings of joint ventures	5,915	8,962	-34%
General and administrative expenses	(22,102)	(22,611)	-2%
Income from operations	61,931	76,697	-19%

Other income	301	1,919	-84%
Interest expense, net	(10,551)	(10,614)	-1%
Income before income tax expense	51,681	68,002	-24%

Income tax expense	12,703	19,578	-35%

Net income	38,978	48,424	-20%

Non-controlling interest in income of consolidated subsidiaries, net of tax	(869)	(493)	76%

Net income attributable to AECOM	$38,109	$47,931	-20%

Net income attributable to AECOM per share:
Basic and diluted	$0.36	$0.42	-14%

Weighted average shares outstanding:
Basic	104,759	113,965
Diluted	105,538	114,591

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AECOM Technology Corporation

Balance Sheet and Cash Flow Information

(unaudited - in thousands)

	December 31, 2012	September 30, 2012
Balance Sheet Information:
Cash and cash equivalents	$591,296	$593,776
Accounts receivable – net	2,481,834	2,395,881
Working capital	1,025,408	1,068,891
Working capital, net of cash and cash equivalents	434,112	475,115
Total debt	1,233,238	1,069,732
Total assets	5,808,025	5,664,568
Total AECOM stockholders’ equity	2,049,468	2,169,464

	Three Months Ended
	December 31, 2012	December 31, 2011
Cash Flow Information:
Net cash provided by / (used in) operating activities	$67,089	$(6,426)
Capital expenditures	(12,925)	(18,284)
Free cash flow	$54,164	$(24,710)

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AECOM Technology Corporation

Reportable Segments

(unaudited - in thousands)

	Professional Technical Services	Management Support Services	Corporate	Total
Three Months Ended December 31, 2012
Revenue	$1,771,221	$246,051	$-	$2,017,272

Other direct costs	677,455	94,799	-	772,254
Revenue, net of other direct costs (non-GAAP)	1,093,766	151,252	-	1,245,018

Cost of revenue, net of other direct costs	1,024,490	142,410	-	1,166,900
Gross profit	69,276	8,842	-	78,118
Equity in earnings of joint ventures	5,138	777	-	5,915
General and administrative expenses	-	-	(22,102)	(22,102)

Income from operations	$74,414	$9,619	$(22,102)	$61,931

Gross profit as a % of revenue	3.9%	3.6%	-	3.9%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	6.3%	5.8%	-	6.3%

Contracted backlog	$8,301,651	$726,072	$-	$9,027,723
Awarded backlog	6,974,685	1,084,725	-	8,059,410

Total backlog	$15,276,336	$1,810,797	$-	$17,087,133

Three Months Ended December 31, 2011
Revenue	$1,807,404	$221,776	$-	$2,029,180

Other direct costs	706,536	91,795	-	798,331
Revenue, net of other direct costs (non-GAAP)	1,100,868	129,981	-	1,230,849

Cost of revenue, net of other direct costs	1,016,107	124,396	-	1,140,503
Gross profit	84,761	5,585	-	90,346
Equity in earnings of joint ventures	2,492	6,470	-	8,962

General and administrative expenses	-	-	(22,611)	(22,611)

Income from operations	$87,253	$12,055	$(22,611)	$76,697

Gross profit as a % of revenue	4.7%	2.5%	-	4.5%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	7.7%	4.3%	-	7.3%

Contracted backlog	$7,664,175	$888,615	$-	$8,552,790

Awarded backlog	6,078,771	1,194,993	-	7,273,764

Total backlog	$13,742,946	$2,083,608	$-	$15,826,554

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AECOM Technology Corporation

Regulation G Information

($ in millions)

Reconciliation of Revenue to Revenue, Net of Other Direct Costs

	Three Months Ended
	Dec 31, 2012	Sep 30, 2012	Dec 31, 2011
Consolidated
Revenue	$2,017.3	$2,082.9	$2,029.2
Less: Other direct costs	772.3	742.8	798.4
Revenue, net of other direct costs	$1,245.0	$1,340.1	$1,230.8

PTS Segment
Revenue	$1,771.2	$1,821.8	$1,807.4
Less: Other direct costs	677.4	643.1	706.5
Revenue, net of other direct costs	$1,093.8	$1,178.7	$1,100.9

MSS Segment
Revenue	$246.1	$261.1	$221.8
Less: Other direct costs	94.9	99.7	91.9
Revenue, net of other direct costs	$151.2	$161.4	$129.9

Reconciliation of Income from Operations before Goodwill Impairment to Income from Operations

Three Months Ended Sep 30, 2012
Consolidated
Income from operations before goodwill impairment	$136.9
Goodwill impairment	(336.0)
Income from Operations	$(199.1)

Reconciliation of Net Income and Diluted EPS Before Goodwill Impairment to Net Income and Diluted EPS

	Three Months Ended Sep 30, 2012
	Net Income (1)	Diluted EPS
Amount before goodwill impairment	$92.3	$0.83
Goodwill impairment, net of tax	(317.2)	(2.88)
Amount, including goodwill impairment	$(224.9)	$(2.05)

(1)   Attributable to AECOM

Reconciliation of Amounts Provided by Acquired Companies

	Three Months Ended Dec 31, 2012
	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies

Revenue, net of other direct costs – Consolidated	$1,245.0	$21.3	$1,223.7
Revenue, net of other direct costs – PTS Segment	$1,093.8	$21.3	$1,072.5

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AECOM Technology Corporation

Regulation G Information

($ in millions)

Reconciliation of EBITDA Before Goodwill Impairment to Net Income Attributable to AECOM

	Three Months Ended
	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011
EBITDA before goodwill impairment	$84.7	$163.9	$129.0	$101.6	$103.0	$157.8	$136.2	$114.3
Less: Goodwill impairment	-	336.0	-	-	-	-	-	-

EBITDA	84.7	(172.1)	129.0	101.6	103.0	157.8	136.2	114.3
Less: Interest expense*	10.0	10.0	12.1	10.6	10.0	8.9	10.4	10.0
Less: Depreciation and amortization	23.9	26.1	26.1	25.3	25.5	25.1	28.0	27.4
Income (loss) attributable to AECOM before income tax expense	50.8	(208.2)	90.8	65.7	67.5	123.8	97.8	76.9
Less: Income tax expense	12.7	16.7	21.4	16.7	19.6	36.4	24.0	19.2
Net income (loss) attributable to AECOM	$38.1	$(224.9)	$69.4	$49.0	$47.9	$87.4	$73.8	$57.7

* Excluding related amortization

Reconciliation of Total Debt to Net Debt

	Balances at
	Dec 31, 2012	Sep 30, 2012		Dec 31, 2011
Short-term debt	$18.4	$1.6		$13.0
Current portion of long-term debt	193.1	161.0		10.8
Long-term debt	1,021.8	907.1		1,217.7
Total debt	1,233.3	1,069.7		1,241.5
Less: Total cash and cash equivalents	591.3	593.8		507.5
Net Debt	$642.0	$475.9		$734.0

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2012	2012	2012	2012	2011
Net cash provided by / (used in) operating activities	$67.1	$226.4	$202.0	$11.4	$(6.4)
Capital expenditures	(12.9)	(15.1)	(15.6)	(13.9)	(18.3)
Free Cash Flow	$54.2	$211.3	$186.4	$(2.5)	$(24.7)

	Fiscal Years Ended Sep 30,
	2012	2011
Net cash provided by operating activities	$433.4		$132.0
Capital expenditures	(62.9)	(78.0)
Settlement of deferred compensation plan liability	-	90.0
Excess tax benefit from share-based payment (associated with DCP termination)	-	58.0
Free Cash Flow	$370.5		$202.0

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